UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 14, 2018

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2018, the board of directors (the Board) of the Federal Home Loan Bank of Boston (the Bank) approved the amended and restated bylaws of the Bank (as amended and restated, the Bylaws), attached hereto as Exhibit 3.2, and incorporated herein by reference. The substantive amendments were made to conform the Bylaws to the Federal Housing Finance Agency’s (the FHFA) indemnification regulation effective November 5, 2018, which imposes new limitations on indemnification payments with respect to administrative proceedings or civil actions that have been initiated by the FHFA. Such indemnification payments are generally prohibited except that (i) the Bank may pay premiums for any commercial insurance policy or fidelity bond for directors and officers to the extent that the insurance or fidelity bond covers expenses and restitution but not a judgment in favor of the FHFA or a civil money penalty imposed by the FHFA and (ii) the Bank may pay the expenses of defending an action in advance of its final disposition, but only if the Board first determines that the director or officer acted in good faith and that the payment will not materially adversely affect the Bank’s safety and soundness, and the director or officer agrees to repay those expenses under certain conditions. The amendments to the Bylaws also include nonsubstantive changes.

Item 7.01 Regulation FD Disclosure.

On December 17, 2018, the Bank sent a notice letter to shareholders of the Bank regarding the adjustment of the Bank’s membership stock investment requirement. A copy of the notice letter is attached to this report.

The information being furnished pursuant to Item 7.01 and contained in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This report, including Exhibit 99.1, uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is based on the Bank’s expectations as of the date hereof. For example, our plans for the adjustment of the membership stock investment requirement and the repurchase of excess stock are forward-looking statements, and we call your attention to the fact that the Federal Housing Finance Agency, our principal regulator, retains the authority to prohibit or cause us to modify our plans for the repurchase of excess stock either through direct action, such as via an order, or through indirect action, such as by regulatory guidance. The word “will” and similar statements and their plural and negative forms are used in this letter to identify some, but not all, of such forward-looking statements. The Bank cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, the application of accounting standards relating to, among other things, the amortization of discounts and premiums on financial assets, financial liabilities, and certain fair value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; and other-than-temporary impairment of investment securities, in addition to instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in interest rates, and prepayment speeds on mortgage assets. Accordingly, the Bank cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular objective, projection, estimate or prediction is realized, and you are cautioned not to place undue reliance on such statements. The Bank does not undertake to update any forward-looking statement herein or that may be made from time to time on behalf of the Bank.

Item 9.01 Financial Statements and Exhibits

Exhibit Numbers:
3.2:     Amended and Restated Bylaws of the Federal Home Loan Bank of Boston
99.1:     Notice Letter, dated December 17, 2018, issued by the Bank

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2018	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer